SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549





                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 10, 1997




                              MEDCATH INCORPORATED
                            (Exact name of registrant
                          as specified in its charter)

       North Carolina                33-85458              56-1635096

(State or other jurisdiction       (Commission            (IRS Employer
      of incorporation)             File Number)        Identification No.)




         7621 Little Avenue, Suite 106, Charlotte, North Carolina 28226
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (704) 541-3228





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Item 5. Other Events

On January 10, 1997 MedCath Incorporated announced that it has formed a venture with the Arizona Heart Institute to construct a new heart hospital in Phoenix, Arizona. The Arizona Heart Hospital will be owned and operated by a limited liability company in which the Company owns a majority interest and serves as manager. The venture plans to complete the hospital by Spring 1998.

On January 14, 1997, MedCath Incorporated announced that financial results for the first quarter ended December 31, 1996, are expected to be on target with consensus analyst expectations of $0.15 per share. The Company also stated that patient census and cardiovascular procedure volumes at its first heart hospital in McAllen, Texas, reached record levels during the first quarter.

On January 15, 1997, MedCath Incorporated announced that it disagreed with several points made in an article about the Company's heart hospital which appeared on January 15, 1997, in certain regional editions of the Wall Street Journal.

Exhibits:

            99.1 - Press Release dated January 10, 1997
            99.2 - Press Release dated January 14, 1997
            99.3 - Press Release dated January 15, 1997





















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
                                    SIGNATURE


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MEDCATH INCORPORATED



Date: January 20, 1997           By:       /s/     Richard J. Post
                                          ------------------------------------
                                           Richard J. Post
                                           Chief Financial Officer


                                          /s/     Daniel L. Belongia
                                         -------------------------------------
                                           Daniel L. Belongia
                                           Vice President - Finance


























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